UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 11, 2018	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On July 11, 2018, Parks America, Inc., through its wholly-owned subsidiary Wild Animal Safari Inc. (collectively referred to herein as the “Company”) completed a refinancing transaction (the “Refinancing”) with Synovus Bank (the “Lender”). The Refinancing consists of a term loan in the original principal amount of $1,600,000.00 (the “Term Loan”) and a line of credit of up to $350,000.00 (the “LOC”). The Term Loan bears interest at a rate of 5.0% per annum and is payable in monthly payments of $22,671.71, based on a seven (7) year amortization period. The Term Loan has a maturity date of June 11, 2021, with an option to renew for an additional 49 month term. The LOC bears interest at a rate of 4.75% and interest only payments are due monthly. The LOC matures on July 11, 2021 with an option to renew for an additional three-year term. Both the Term Loan and the LOC are secured by a security deed on the assets of the Company’s Wild Animal Safari theme park located in Pine Mountain, Georgia. The Company used the proceeds of the Term Loan to refinance its existing SBA loan. If necessary, the Company will utilize the LOC to fund seasonal working capital needs. The Company paid a total of $2,100 in bank fees in connection with the Refinancing.

The foregoing description of the Refinancing is a summary only, does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, the Term Loan Promissory Note and Security Agreement, and the LOC Promissory Note and Security Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit 10.1	Term Sheet
Exhibit 10.2	Term Loan Promissory Note and Security Agreement
Exhibit 10.3	LOC Promissory Note and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of the 18th day of July, 2018.

PARKS! AMERICA, INC.

By: /s/ Dale Van Voorhis

Dale Van Voorhis

Chief Executive Officer